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Exhibit 2

Industry Canada	Industrie Canada
Certificate of Continuance	Certificat de prorogation
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

NOVA CHEMICALS CORPORATION	423223-2

Name of corporation — Dénomination de la société	Corporation number — Numéro de la société
I hereby certify that the above-named corporation was continued under section 187 of the Canada Business Corporations Act, as set out in the attached articles of continuance.	Je certifie que la société susmentionnée a été prorogée en vertu de l'article 187 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses de prorogation ci-jointes.
/s/ RICHARD G. SHAW	April 14, 2004 / le 14 avril 2004
Director — Directeur	Date of Continuance — Date de la prorogation

Industry Canada Canada Business Corporations Act	Industrie Canada Loi canadienne sur les sociétés par actions	FORM 11 ARTICLES OF CONTINUANCE (SECTION 187)	FORMULE 11 CLAUSES DE PROROGATION (ARTICLE 187)

1 — Name of Corporation	Dénomination de la société
NOVA CHEMICALS CORPORATION

2 — Taxation Year End	Fin de l'année d'imposition
December 31

3 — The province or territory in Canada where the registered office is to be situated	La province ou le territoire au Canada où se situera le siège social
Alberta

4 — The classes and any maximum number of shares that the corporation is authorized to issue	Catégories et tout nombre maximal d'actions que la société est autorisée à émettre
The attached Annex A is incorporated into and forms part of these Articles of Continuance.

5 — Restrictions, if any, on share transfers	Restrictions sur le transfert des actions, s'il y a lieu
None.

6 — Number (or minimum and maximum number) of directors	Nombre (ou nombre minimal et maximal) d'administrateurs
The number of directors is fixed at a minimum of 8 and a maximum of 14.

7 — Restrictions, if any, on business the corporation may carry on	Limites imposées à l'activité commercial de la société, s'il y a lieu
None.

8 — (1) If change of name effected, previous name	(1) S'il y a changement de dénomination sociale, indiquer la dénomination social antérieure
N/A
(2) Details of incorporation	(2) Détails de la constitution
Amalgamated under the Business Corporations Act (Alberta) by Certificate and Articles of Amalgamation dated January 1, 1999.

9 — Other provisions, if any	Autre dispositions, s'il y a lieu
The attached Annex B is incorporated into and forms part of these Articles of Continuance.

Signature	Printed Name — Nom en lettres moulées	10 — Capacity of — En qualité de	11 — Tel. No. — No de tél.
/s/ JACK S. MUSTOE	Jack S. Mustoe	Senior Vice President, Legal and General Counsel	412-490-4511

FOR DEPARTMENTAL USE ONLY — À L'USAGE DU MINISTÈRE SEULEMENT
423223-2 April 19, 2004

ANNEX A
Attached to and forming part of the
ARTICLES OF CONTINUANCE OF
NOVA Chemicals Corporation (the "Corporation")

ITEM 4    CLASSES AND MAXIMUM NUMBER OF SHARES THE CORPORATION IS AUTHORIZED TO ISSUE

        The Corporation is authorized to issue an unlimited number of Common Shares, First Preferred Shares, and Second Preferred Shares, respectively having the following rights, privileges, restrictions and conditions:

1.    COMMON SHARES

  (a)
  the holders of the Common Shares are entitled to attend and vote at all meetings of shareholders except meetings of only the holders of another class or series of shares of the Corporation;

  (b)
  subject to the preferential rights attaching to any shares of the Corporation ranking in priority to the Common Shares, the holders of the Common Shares are entitled to receive any dividends that may be declared by the board of directors of the Corporation on the Common Shares; and

  (c)
  subject to the rights of the holders of shares of the Corporation ranking in priority to the Common Shares, to participate rateably amongst themselves and rateably with the holders of any shares ranking on a parity with the Common Shares in any distribution of the remaining property of the Corporation in the event of the dissolution, liquidation or winding-up of the Corporation or any other distribution of the property of the Corporation amongst its shareholders for the purposes of winding-up its affairs.

2.    FIRST PREFERRED SHARES

  (a)
  the First Preferred Shares may from time to time be issued in one or more series, and the board of directors may fix from time to time before such issue the number of First Preferred Shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of First Preferred Shares, including, without limiting the generality of the foregoing, any voting rights, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the terms and conditions of redemption, purchase and conversion if any, and any sinking fund or other provisions;

  (b)
  the First Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets on return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation amongst its shareholders for the purpose of winding-up its affairs, have preference over the Common Shares, the Second Preferred Shares and over any other shares of the Corporation ranking by their terms junior to the First Preferred Shares of the series. The First Preferred Shares of any series may also be given such other preferences, not inconsistent with these Articles, over the Common Shares, the Second Preferred Shares and any other shares ranking junior to such First Preferred Shares as may be fixed in accordance with clause 2(a) above.

  (c)
  subject to the foregoing and to applicable law, the First Preferred Shares as a class are not entitled to receive notice of, attend or vote at meetings of the shareholders of the Corporation.

3.    SECOND PREFERRED SHARES

  (a)
  the Second Preferred Shares may from time to time be issued in one or more series, and the board of directors may fix from time to time before such issue the number of Second Preferred Shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Second Preferred Shares, including, without limiting the generality of the foregoing, any voting rights, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the terms and conditions of redemption, purchase and conversion if any, and any sinking fund or other provisions;

  (b)
  the Second Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets on return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation amongst its shareholders for the purpose of winding-up its affairs, have preference over the Common Shares and over any other shares of the Corporation ranking by their terms junior to the Second Preferred Shares of the series. The Second Preferred Shares of any series may also be given such other preferences, not inconsistent with these Articles, over the Common Shares and any other shares ranking junior to such Second Preferred Shares as may be fixed in accordance with clause 3(a) above.

  (c)
  subject to the foregoing and to applicable law, the Second Preferred Shares as a class are not entitled to receive notice of, attend or vote at meetings of the shareholders of the Corporation.

ANNEX B
Attached to and forming part of the
ARTICLES OF CONTINUANCE OF
NOVA Chemicals Corporation (the "Corporation")

ITEM 9    OTHER PROVISIONS, IF ANY:

  (a)
  The directors may from time to time appoint one or more additional directors within the limits provided in the Canada Business Corporations Act.

  (b)
  Meetings of the shareholders of the Corporation may be held at any place in Canada or the United States of America.

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  Exhibit 2
ANNEX A Attached to and forming part of the ARTICLES OF CONTINUANCE OF NOVA Chemicals Corporation (the "Corporation")
ANNEX B Attached to and forming part of the ARTICLES OF CONTINUANCE OF NOVA Chemicals Corporation (the "Corporation")